Exhibit 10.19

Summary Translation of Maximum Mortgage Contract

Parties:

Zhejiang Tantech Energy Technology Co. Ltd. (“Mortgagor”; as to loan agreements, “Borrower”)

Shanghai Pudong Development Bank Co. Ltd. Lishui Branch (“Mortgagee”)

Effective Date:

June 25, 2012

Guarantee Method:

Mortgagor has granted Mortgage a first priority mortgage to the collateral property.

Insurance:

Mortgagor is required, according to the requirement of the mortgagee, to purchase specified insurance policy for the collateral property from the insurance company specified by the Mortgagee within five days after the signature date of this agreement, and list the mortgagee as the beneficiary or the insured.

Guaranteed Debt:

All the debts existing as of June 25, 2012 or arising between June 25, 2012 and 2015 in connection with financing services. The amount of debt covered by the mortgage shall be no more than RMB 62,370,000.

Description of Property:

The collateral property is a 32,776.34 square meters building in Lishui city, owned by Zhejiang Tantech Energy Technology Co. Ltd. and used for industry and dorms. Stated value is RMB 62,370,000.

1